EXHIBIT 10.15a

                               FIRST AMENDMENT TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                  --------------------------------------------



         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated December 6, 1999, is entered into between SONIC AUTOMOTIVE, INC., a Delaware corporation ("Borrower"), whose address is 5401 East Independence Boulevard, P.O. Box 18747, Charlotte, North Carolina 28218, and FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), whose address is 6302 Fairview Road, Suite 500, Charlotte, North Carolina 28210.

         WHEREAS, pursuant to the terms of a certain Credit Agreement dated as of October 15, 1997, as amended by that certain Credit Agreement Amendment dated November 12, 1997, as amended by that certain Amended and Restated Credit Agreement dated as of December 15, 1997, as amended by that certain Letter Agreement dated July 28, 1998, as amended by that certain Letter Agreement dated September 21, 1998, as amended by that certain Letter Agreement dated October 15, 1998, as amended by that certain Amendment to Amended and Restated Credit Agreement dated March 2, 1999, as further amended by that certain Second Amended and Restated Credit Agreement dated July 28, 1999 between Borrower and Lender (collectively, the "Agreement") Lender extended to Borrower a revolving loan facility in an amount not to exceed $150,000,000.00 (the "Original Loan Facility"); and

         WHEREAS, the Original Loan Facility is evidenced by a certain Promissory Note dated as of October 15, 1997, made by Borrower to the order of Lender in the principal amount of $26,000,000.00, as amended by that certain Amended and Restated Promissory Note dated December 15, 1997, made by Borrower to the order of Lender in the principal amount of $75,000,000.00, as amended by that certain Second Amended and Restated Promissory Note dated March 2, 1999 made by Borrower to the order of Lender in the principal amount of $100,000,000.00, as further amended and restated by that certain Third Amended and Restated Promissory Note dated July 28, 1999 made by Borrower to the order of Lender in the principal amount of $150,000,000.00 (the "Original Note"); and

         WHEREAS, Borrower has requested that Lender amend certain provisions of the Original Loan Facility and increase the principal balance available to Borrower thereunder to $350,000,000.00 for additional working capital and to purchase dealership assets, pursuant to the terms of the Fourth Amended and Restated Promissory Note dated as of even date herewith in the principal amount of $350,000,000.00 and made by Borrower to the order of Lender (the "Amended Note" and with the Original Note collectively referred to as the "Note"); and

         WHEREAS, Lender is willing to amend and increase the Original Loan Facility if and only if (a) Borrower executes this Amendment and the Amended Note, and (b) each Sonic Dealership (as defined in the Agreement) and each Subsidiary Holding Company (as defined in the Agreement) executes the Reaffirmation of Guaranty dated as of even date herewith reaffirming their guaranty of the indebtedness and obligations of the Borrower and each other Sonic Dealership and Subsidiary Holding Company to Lender under the Wholesale Lines (as defined in the Agreement) and the Original Loan Facility, as amended and increased;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:
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         1. Incorporation by Reference and Defined Terms. The parties hereby incorporate the foregoing recitals in this Amendment as though fully set forth herein, agreeing that such recitals are material, true and correct. Except as modified herein, all capitalized terms shall have the meanings set forth in the Agreement and the Note.

         2. Loan Facility. The term "Loan Facility" shall mean the Original Loan Facility, as amended by this Amendment.

         3. Amendment of Agreement. The Agreement is hereby amended to provide as follows:

                  (a) The definition of "Applicable Commercial Paper Rate" set forth in Article I, Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "APPLICABLE LIBOR RATE" means as of any Payment Date, the LIBOR Rate plus two and fifty hundredths percent (2.50%) per annum."

                  (b) The definition of "Average Scaled Assets" set forth in
Article I, Section 1.1 of the Agreement is hereby deleted in its entirety.

                  (c) The definition of "Commercial Paper Rate" set forth in
Article I, Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "LIBOR RATE" means the monthly arithmetic average of the per annum interest rate announced from time to time as the one month London Interbank Offered Rates quoted each Monday for the previous Friday under the Money Rates Column of the Wall Street Journal, or as published in such other publications as Lender may designate. In the event such rate is not quoted on Monday for the previous Friday, the rate quoted on the first business day of the week for the last business day of the previous week shall be utilized."

                  (d) The definition of "Commitment" set forth in Article I,
Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "COMMITMENT" means the lesser of (a) $350,000,000.00 and (b) the Scaled Assets of the Sonic Group plus $100,000,000.00; provided, however, that for purposes of Section 2.9(C) hereof, "Commitment" shall mean the lesser of (a) $350,000,000.00 and (b) the amount to which the Commitment has been reduced from time to time pursuant to Section 2.3 hereof "

                  (e) The definition of "Contribution Agreement" set forth in
Article I, Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "CONTRIBUTION AGREEMENT" means that certain Amended and Restated Contribution Agreement, dated as of October 20, 1997, as amended by the Second Amended and Restated Contribution Agreement, dated as of December 15, 1997, as amended by the Third Amended and Restated Contribution Agreement, dated as of March 24, 1998, as amended and restated by the Fourth Amended and Restated Contribution Agreement, dated as of December 1, 1998, as amended and restated by the Fifth Amended and Restated Contribution Agreement dated March 2, 1999, as amended and restated by the Sixth Amended and Restated Contribution Agreement dated July 28,

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         1999, as amended and restated by the Seventh Amended and Restated
         Contribution Agreement dated December 6, 1999, and as such agreement may be further amended, restated or otherwise modified and in effect from time to time."

                  (f) The definition of "Daily Adjustment Amount" set forth in
Article I, Section 1.1 of the Agreement, is hereby deleted in its entirety.

                  (g) The definition of "Note" as set forth in Article I,
Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "NOTE" means that Promissory Note dated October 15, 1997 duly executed by the Borrower and payable to the order of the Lender in the principal amount of $26,000,000.00, as amended and restated by that certain Amended and Restated Promissory Note dated December 15, 1997 duly executed by the Borrower and payable to the order of Lender in the principal amount of $75,000,000.00, as amended and restated by that certain Second Amended and Restated Promissory Note dated March 2, 1999 duly executed by the Borrower and payable to the order of Lender in the principal amount of $100,000,000.00, as amended and restated by that certain Third Amended and Restated Promissory Note dated July 28, 1999 duly executed by the Borrower and payable to the order of Lender in the principal amount of $150,000,000.00, as further amended and restated by that certain Fourth Amended and Restated Promissory Note dated
         December 6, 1999 duly executed by the Borrower and payable to the order of Lender in the principal amount of $350,000,000.00 including any amendment, restatement, modification, renewal, increase or replacement of such Note."

                  (h) The definition of "Quarter" as set forth in Article I,
Section 1.1 of the Agreement is hereby deleted in its entirety.

                  (i) The definition of "Quarterly Payment Date" as set forth in
Article I, Section 1.1 of the Agreement is hereby deleted in its entirety.

                  (j) The definition of "Reaffirmation of Guaranty" as set forth in Article I, Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "REAFFIRMATION OF GUARANTY" means, collectively, the Reaffirmation of Guaranty dated July 28, 1999 and the Reaffirmation of Guaranty dated December 6, 1999 from each Dealership Guarantor and each Subsidiary Holding Company to Lender, pursuant to which each Dealership Guarantor and each Subsidiary Holding company reaffirmed its guaranty of the Obligations as such Obligations have been amended, restated and/or increased."

                  (k) The definition of "Scaled Assets Adjustment Amount" as set forth in Article I, Section 1.1 of the Agreement is hereby deleted in its entirety.

                  (l) The definition of "Termination Date" as set forth in
Article I, Section 1.1 of the Agreement is hereby deleted in its entirety and the following shall be substituted therefor:

                  "TERMINATION DATE" means the earlier of (a) October 31, 2002 and (b) the date of termination of the Commitment pursuant to either of
         Section 2.3 or Section 7.1 hereof."

                  (m) Section 2.1 of the Agreement entitled "Advances" is hereby deleted in its entirety and the following shall be substituted therefor:

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         "2.1 Advances. Upon the satisfaction of the conditions precedent set forth in Sections 3.1 and 3.2, from and including the date of this Agreement and prior to the Termination Date, the Lender shall, on the terms and conditions set forth in this Agreement, make Advances to the Borrower from time to time, in Dollars, in an amount not to exceed the Revolving Credit Availability at such time; provided, however, at no time shall the Revolving Credit Obligations exceed the Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and re-borrow Advances at time prior to the Termination Date. The Borrower shall repay in full the outstanding principal balance of each Advance on or before the Termination Date."

                  (n) Section 2.2(A) of the Agreement entitled "Optional Payments" is hereby deleted in its entirety and the following shall be substituted therefor:

         "2.2(A) Optional Payments. The Borrower may from time to time repay or prepay, without penalty or premium all or any part of outstanding Advances; provided, however, that the Borrower may not so prepay Advances unless it shall have provided notice to the Lender of such prepayment by 12:00 p.m. on the day such payment will be made, and the amount of such prepayment is not less than $500,000.00."

                  (o) Section 2.3 of the Agreement entitled "Changes in the Commitment. Reduction of Commitment." is hereby deleted in its entirety and the following shall be substituted therefor:

         "2.3 Changes in the Commitment. Reduction of Commitment. The Borrower may permanently reduce the Commitment in whole, or in part, in an aggregate minimum amount of $5,000,000.00 and integral multiples of $1,000,000.00 in excess of that amount (unless the Commitment is reduced in whole), upon at least three (3) Business Day's written notice to the Lender, which notice shall specify the amount of any such reduction, and upon payment of a termination/reduction fee equal to the amount by which the Commitment is reduced multiplied by:

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         (a) one-half of one percent (.50%), if Borrower terminates the
             Commitment on or before November 1, 2000; or

         (b) three-eighths of one percent (.375%), if Borrower terminates the Commitment after November 1, 2000 but on or before November 1, 2001; or

         (c) one-quarter of one percent (0.25%), if Borrower terminates the Commitment after November 1, 2001 but before October 31, 2002.

         Notwithstanding the foregoing, the amount of the Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. All accrued commitment fees and termination fees shall be payable on the effective date of any partial or complete termination of the obligations of the Lender to make Advances hereunder."

                  (p) Section 2.4 of the Agreement entitled "Method of Borrowing" is hereby deleted in its entirety and the following shall be substituted therefor:

                  "Method of Borrowing. The Borrower shall give the Lender irrevocable notice in substantially the form of Exhibit B hereto (a "BORROWING NOTICE") not later than 10:00 a.m. (Eastern Standard Time) on the Business Day preceding the Borrowing Date of each Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the use of proceeds of such Advance, and (iv) the account or accounts into which the Advances should be funded. Not later than 2:00 p.m. (Eastern Standard Time) on each Borrowing Date, the Lender shall make available its Advance, in funds immediately available to the Borrower at such account or accounts as shall have been notified to the Lender. Each Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date or repayment thereof at the Applicable LIBOR Rate, changing when and as the underlying LIBOR Rate changes, which such interest shall be payable in accordance with
         Section 2.9(B)."

                  (q) Section 2.6 of the Agreement, entitled "Default Rate: Late Payment Fee" is hereby deleted in its entirety and the following shall be substituted therefor:

                  "Default Rate: Late Payment Fee. After the occurrence and during the continuation of an Event of Default, at the option of the Lender, the interest rate(s) applicable to the Advances shall be equal to the Applicable LIBOR Rate plus three percent (3.0%) per annum. To the extent not in excess of the Maximum Rate and in accordance with applicable law, any amount not paid by the Borrower when due shall accrue interest at an additional five percent (5.0%) per annum above the rate applicable thereto until such amounts have been paid in full and shall be payable on demand by the Lender and at any rate no later than the next succeeding Payment Date."

                  (r) Section 2.9(B)(i) of the Agreement, entitled "Interest payable on Advances" is hereby deleted in its entirety and the following shall be substituted therefor:

                  "Interest Payable on Advances. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity (whether by acceleration or otherwise). On each Payment

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             Date from and after November 1, 1999 to maturity, the Borrower shall pay interest at the Applicable LIBOR Rate on each Advance outstanding on such date."

                  (s) Section 2.10 of the Agreement, entitled "Termination Date" is hereby deleted in its entirety and the following shall be substituted therefor:

                  "Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity obligations, but including all Floor Plan Indebtedness) shall have been fully and indefeasibly paid and satisfied and all financing arrangements between the Borrower and the Lender in connection with this Agreement shall have been terminated (other than with respect to Hedging Obligations), all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Lender shall be entitled to retain its security interest in and to all existing and future Collateral."

                  (t) Section 5.2(K) of the Agreement, entitled "Use of Proceeds" is hereby deleted in its entirety and the following shall be substituted therefor:

                  "Use of Proceeds. The Borrower shall use the proceeds of the Advances to (i) fund Permitted Acquisitions and (ii) provide funds for working capital needs and other general corporate purposes of the Borrower. The proceeds of Advances hereunder may not be used to make any mandatory prepayment under Section 2.2(B). The Borrower will not nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to Section 5.3(F)."

                  (u) Section 5.3(E) of the Agreement, entitled "Restricted Payments" is hereby deleted in its entirety and the following shall be substituted therefor:

                  "Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payments, except:

                  (i) where the consideration therefor consists solely of Equity Interests (but excluding Disqualified Stock) of the Borrower or its Subsidiaries provided no Change of Control would occur as a result thereof;

                  (ii) in connection with the payment of dividends by a
                       Subsidiary to the Borrower; and

                  (iii) the redemption or repurchase by Borrower of any Equity
                       Interests of the Borrower or a Subsidiary of Borrower, now or hereafter outstanding, provided that after giving effect to such redemption or repurchase, Borrower remains in compliance with the Financial Covenants set forth in
                       Section 5.4 hereof."

                  (v) Section 5.4(B) of the Agreement, entitled "Total Adjusted Debt to Tangible Base Capital Ratio" is hereby deleted in its entirety.

                  (w) Section 5.4(C) of the Agreement, entitled "Fixed Charge Coverage Ratio" is hereby deleted in its entirety and the following shall be substituted therefor:

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                  "Fixed Charge Coverage Ratio. The Borrower shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of (i) EBITDAR less Capital Expenditures, to (ii) (a) Interest Expense plus (b) scheduled amortization of the principal portion of all Indebtedness for money borrowed plus (c) Rentals plus (d) taxes paid in cash during such period of the Borrower and its consolidated Subsidiaries of at least 1.4:1 for each fiscal quarter ending from and after the Effective Date. In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day."

         4. Warranties and Representations of Borrower. Borrower represents and warrants to Lender that the representations and warranties contained in Article IV of the Agreement are true and correct as of the date hereof and that Borrower is not in default under the Original Note, the Agreement or any other loan document delivered to Lender in connection therewith, nor is there a circumstance which, upon the giving of notice or the passage of time or both, would constitute a default under any provision thereof. Borrower stipulates and declares to Lender that Borrower has no charge, claim, demand, plea or set-off upon, for or against the Original Note, the Agreement or any other loan documents delivered in connection therewith.

         5. Rights Granted Lender. All rights granted to Lender under this Amendment shall be in addition to any rights granted to Lender under the Note, the Agreement or any other loan document delivered in connection therewith.

         6. Amendment. The terms and conditions of the Agreement shall apply equally to the indebtedness evidenced by the Note, and the covenants of the Agreement, as amended by this Amendment and shall remain in full force and effect until the Principal Balance of the Note and interest thereon is paid in full and all of the obligations of Borrower to Lender under the Agreement, as amended, and the Note are fully performed and observed. Except as otherwise amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect in accordance with the provisions thereof. The Loan Facility may be further renewed or extended only upon such terms and conditions and at such rate of interest as the parties hereby may agree upon in writing.

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         IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment under seal as of the date set forth above intending to be legally bound hereby.




                                       FORD MOTOR CREDIT COMPANY,
                                       a Delaware corporation


                                       By: /s/ William J. Beck IV     (SEAL)
                                          ----------------------------
                                       Name:   William J. Beck IV
                                             --------------------------
                                       Title:  National Account Manager
                                             --------------------------



                                       SONIC AUTOMOTIVE, INC.,
                                       a Delaware corporation


                                       By:  /s/ B. Scott Smith        (SEAL)
                                           ---------------------------
                                       Name:  B. Scott Smith
                                       Title:  President



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